SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 20th, 2006

Date of Report (Date of earliest event reported)

ASIAN DRAGON GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

Commission File # 333-123479

(Commission File Number)

98-0418754

(IRS Employer Identification Number)

1100-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3

(Address of principal executive offices)

(604) 801-5995

 (Issuer’s telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

During the last several months Asian Dragon Group Inc. (“Asian Dragon” or the “Company”) has publicly disseminated through press releases information regarding five Material Definitive Agreements and other company developments. The details of which are repeated again herein:

(1)

By an agreement dated October 20, 2006 Asian Dragon entered into a Material Agreement which engaged World Fortune Enterprises Inc. (“WFEI”), to act as the Company’s agent in the People’s Republic of China (“PRC”). Under the terms of the agreement, WFEI is engaged to search, introduce and assess any and all opportunities specifically as they pertain to advance stage mineral properties in China, to negotiate with any potential asset holder, optionee or agent of an opportunity, in the best interests of Asian Dragon, to purchase, option or otherwise deal with said opportunity and to present such opportunity to Asian Dragon, and to finalize, upon consent by Asian Dragon, utilizing any and all means in WFEI's power, any purchase, option or other dealing with said opportunity, including any and all ancillary rights associated with the opportunity. Consideration to WFEI will be as negotiated on a project by project basis, as referenced below.

(2)

Pursuant to a Letter of Intent and by a joint venture option agreement (the “Jinjishan JVOA”) dated October 31, 2006 Asian Dragon acquired WFEI’s rights to a 70% ownership and the rights to develop certain assets of WFEI (the “Assets”) flowing through WFEI’s 70% ownership in a joint venture company named Luoyang Canadian United Mining Ltd. (“Luoyang”) which has been established between WFEI and the PRC. The Assets, which are the property of Luoyang, entail another joint venture corporation (the “Operating JVC”) formed between WFEI and the PRC via its agency, the Henan Province Gold Bureau (the “Bureau”) and consist of a contiguous 28.3 sq km Exploration Licence located in the northwest part of the County (the “Jinjishan Mine Claim”). Under the Operating JVC agreement, WFEI has rights to acquire a 70% interest in the Jinjishan Mine Claim (the “Jinjishan Rights”) and the Bureau holds a 30% interest. The Jinjishan Rights, optioned to Asian Dragon by WFEI under the Jinjishan JVOA, entitle Asian Dragon to administer the project and hold a 70% equity interest in the Assets in exchange for total investment of US$2,500,000 and a grant of Asian Dragon common shares to WFEI. Pursuant to the Jinjishan JVOA, Asian Dragon has to date deposited with WFEI US$1,191,000 which has been  designated to be used for costs of exploration of the Jinjishan Mine Claim and which is required by the PRC to be held by WFEI, as the joint venture partner, for the Joint Venture Business License (the “JVL”) to be issued to Luoyang by the PRC. Payment terms for the Jinjishan Rights are: (i) deposit of US$50,000 within 14 days of issuance of the JVL by the PRC; (ii) deposit of US$250,000 within 45 days from the issuance of the JVL by the PRC; (iii) deposit of a further US$300,000 within 6 months from the issuance of the JVL; and (iv) deposit of the balance of US$1,900,000 within three years year from the initial deposit. Additionally, in accordance with further development needs and business expansion, the parties are entitled to make additional investments in Luoyang of up to a total of US$12,500,000 (Rmb100,000,000). However, should Asian Dragon be the unilateral investor of the capital input, the PRC shall always retain 15% equity of Luoyang. As consideration for WFEI granting this option to Asian Dragon, Asian Dragon has agreed to issue to WFEI 250,000 restricted common shares in the capital stock of Asian Dragon. Such shares to be issued to WFEI upon payment of the full amount of the final deposit of US$1,900,000 by Asian Dragon to Luoyang.

(3)

Pursuant to a Letter of Intent dated November 19, 2006 and by a joint venture option agreement (the “Shizhaigou JVOA”) dated December 4, 2006 Asian Dragon acquired WFEI’s ownerhip interest and rights to develop the Shizhaigou Gold Mine (“Shizhaigou”) in the Xiaoqinling Region of China. WFEI’s interest in Shizhaigou flow through a 70% ownership in Sanmenxia Yunjiu Investment & Consulting Company Limited (“Sanmenxia”), a joint venture corporation formed between WFEI and a private Chinese company (the “Shizhaigou Partner”). Under their agreement, WFEI has rights to acquire a 70% interest in the Shizhaigou Mine Claim (the “Shizhaigou Rights”) and the Shizhaigou Partner holds a 30% interest. The Shizhaigou Rights, optioned to Asian Dragon by WFEI under the Shizhaigou JVOA, entitle Asian Dragon to administer the project and hold a 70% equity interest in Shizhaigou in exchange for total investment of US$2,500,000 and a grant of Asian Dragon common shares to WFEI. Pursuant to the Shizhaigou JVOA, Asian Dragon has to date deposited with WFEI US$300,000 which has been designated to be used for costs of exploration of Shizhaigou and which is required by the PRC to be held by WFEI, as the joint venture partner, for the Joint Venture Business License (the “JVL”) to be issued to Sanmenxia by the PRC. Payment terms for the Rights are: (i) deposit of US$50,000 within 14 days of issuance of the JVL by the PRC; (ii) deposit of US$250,000 within 45 days from the issuance of the JVL by the PRC; (iii) deposit of a further US$300,000 within 6 months from the issuance of the JVL; and (iv) deposit of the balance of US$1,900,000 within three years from the date of the initial deposit. As consideration for WFEI granting this option to Asian Dragon, Asian Dragon has agreed to issue to WFEI 250,000 restricted common shares in the capital stock of Asian Dragon. Such shares to be issued to WFEI upon payment of the full amount of the final deposit of US$1,900,000 by Asian Dragon to Sanmenxia.

(4)

By a joint venture option agreement (the “Loning JVOA”) dated January 16, 2007 Asian Dragon acquired WFEI’s ownership interest and rights to develop the Loning Gold Mine (“Loning”) in the Xiaoqinling Region of China.  WFEI’s interest in Loning flow through a 70% ownership in Henan Yunfeng Resource of Mine Development Company Ltd. (“Henan”), a joint venture corporation formed between WFEI and a private Chinese company (the “Loning Partner”).  Under their agreement, WFEI has rights to acquire a 70% interest in the Loning Mine Claim (the “Loning Rights”) and the Loning Partner holds a 30% interest.  The terms of the Loning JVOA require Asian Dragon to invest up to US$2 million in 4 phases over 3 years, to expand the exploration and mine operations and earn a 70% interest. Pursuant to the Loning JVOA, Asian Dragon has to date deposited with WFEI US$400,000 which has been designated to be used for costs of exploration of Loning and which is required by the PRC to be held by WFEI, as the joint venture partner, for the Joint Venture Business License (the “JVL”) to be issued to Henan by the PRC.  Payment terms for the Rights are: (i) deposit of US$50,000 within 14 days of issuance of the JVL by the PRC; (ii) deposit of US$350,000 within 45 days from the issuance of the JVL by the PRC; (iii) deposit of a further US$300,000 within 6 months from the issuance of the JVL; and (iv) deposit of the balance of US$1,300,000 within three years year from the date of the initial deposit.   Loning consists of a 9.1 sq km Exploration Lease and is located 2 km Southwest of Asian Dragon's Jinjishan Gold Mine.  As consideration for WFEI granting this option to Asian Dragon, Asian Dragon has agreed to issue to WFEI 250,000 restricted common shares in the capital stock of Asian Dragon.  Such shares to be issued to WFEI upon payment of the full amount of the final deposit of US$1,300,000 by Asian Dragon to Henan.

(5)

By a joint venture option agreement (the “Lingbao Jinshan JVOA”) dated January 30, 2007 Asian Dragon acquired WFEI’s ownerhip interest and rights to develop the Lingbao Jinshan Gold Mine (“Lingbao Jinshan”) in the Xiaoqinling Region of China. Parallel to the arrangements with Shizhaigou, WFEI’s interest in Lingbao Jinshan flow through its 70% ownership of Sanmenxia. The terms of the Lingbao Jinshan JVOA require Asian Dragon to invest up to US$3 million in 4 phases over 3 years, to expand the mine operations in return for a 70% interest. Pursuant to the Lingbao Jinshan JVOA, Asian Dragon has to date deposited with WFEI US$300,000 which has been designated to be used for costs of exploration of Lingbao Jinshan and which is required by the PRC to be held by WFEI, as the joint venture partner, for the Joint Venture Business License (the “JVL”) to be issued to Sanmenxia by the PRC. Payment terms for the Rights are: (i) deposit of US$50,000 within 14 days of issuance of the JVL by the PRC; (ii) deposit of US$250,000 within 45 days from the issuance of the JVL by the PRC; (iii) deposit of a further US$300,000 within 6 months from the issuance of the JVL; and (iv) deposit of the balance of US$2,400,000 within three years year from the date of the initial deposit. Lingbao Jinshan consists of a non-exploited and now privatized medium size gold mine formerly state-owned by the Lingbao Gold Bureau with fully equipped mining infrastructure including rail facilities for main haulage and subordinate machinery for secondary haulage. The property is approximately 18 sq km with gold mining operations on the Eastern and Western regions. The operations of the Lingbao Jinshan Gold Mine had been previously shut down in 2001, due to the long term effects of low gold prices. As consideration for WFEI granting this option to Asian Dragon, Asian Dragon has agreed to issue to WFEI 250,000 restricted common shares in the capital stock of Asian Dragon. Such shares to be issued to WFEI upon payment of the full amount of the final deposit of US$2,400,000 by Asian Dragon to Sanmenxia.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On December 18, 2006 the Company issued 400,000 restricted common shares of the Company at $5.00 per share for aggregate proceeds of US$2,000,000 through a private placement financing. There are no warrants attached and no finder fees were paid.

On April 2, 2007 the Company issued 300,000 restricted common shares of the Company at $5.00 per share for aggregate proceeds of US$1,500,000 through a private placement financing. There are no warrants attached and no finder fees were paid.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2007 Asian Dragon Group Inc. appointed Mr. Daniel Hachey to its Board of Directors. Compensation paid to Mr. Hachey will consist of the issuance of 100,000 restricted common shares of the Company and the future issuance of options to purchase 300,000 restricted common shares of the Company at fair market value. Vesting and expiry terms of these options have not yet been established.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On November 7, 2006 Asian Dragon appointed CDGC Inc., a world renowned geology and mining consulting company, to conduct due diligence and complete a report per the requirements of SEC Industry Guide 7 on the Jinjishan Gold Mine. Mr. Christian Derosier, P.Geo, is President of CDGC Inc. and will work as an independent qualified person for Asian Dragon's Project Luogold.

On January 3, 2007 we appointed Mr. Yang Dali as Chief Chinese Advisor to Asian Dragon. Mr. Yang graduated from Zhongnan Industrial University with a Bachelor’s Degree in Science in 1960 then continued to the position of Engineer with the Beijing Non-Ferrous Metallurgy Design and Research Institute. Mr. Yang has held positions as Department Head, Director of External Affairs and Chief Engineer of the following organizations: the Gold Bureau of China, the Ministry of Metallurgy; the Gold Company of China; the Headquarters of the Military Police for Gold; the State Gold Administration; and the Gold Administration under the State Economic and Trade Commission from 1975 – 1998. Mr. Yang is also a member of the Precious Metal Reserves Commission and a member of the Land and Geology Society of China. Mr. Yang is a senior adviser and expert (registered) of the Mineral Resources Association of China and a part-time professor at Zhongnan Industrial University. Mr. Yang was formerly appointed independent non-executive director of Zijin Mining Group Co., Ltd., one of China’s largest and most developed mining concerns. Mr. Yang is stationed in Beijing, PRC.

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1 through 99.11.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit

Number

Description

99.1

Press Release dated October 31, 2006

99.2

Press Release dated November 7, 2006

99.3

Press Release dated November 20, 2006

99.4

Press Release dated December 4, 2006

99.5

Press Release dated December 19, 2006

99.6

Press Release dated January 4, 2007

99.7

Press Release dated January 17, 2007

99.8

Press Release dated January 26, 2007

99.9

Press Release dated January 31, 2007

99.10

Press Release dated March 22, 2007

99.11

Press Release dated April 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN DRAGON GROUP INC.

/s/ John Karlsson

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John Karlsson, Chief Executive Officer

Dated:  April 6, 2007